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                      AMENDED AND RESTATED TRUST AGREEMENT

        This instrument contains all of the terms of an Amended and Restated Trust Agreement made on September 20, 1983, by Lloyd I. Miller (the "Grantor"), and The Central Trust Company, N.A., Cincinnati, Ohio (the "Trustee"). The Grantor originally entered into a Trust Agreement with the Trustee on September 19, 1980. The Grantor reserved the right to amend the Agreement and now desires to exercise such right by restating its provisions. Therefore, the Agreement is hereby amended and restated in its entirety to read as follows:

                                    SECTION 1

                                 TRUST PROPERTY

        1.1 The Trustee acknowledges that at the time of execution of this Agreement, the Trustee is holding property which has previously been delivered to the Trustee. The Trustee agrees to continue to hold such property in accordance with the terms set forth in this Agreement.

        1.2 The Trustee agrees that the Grantor, the Grantor's attorney-in-fact or any other person, firm or corporation may from time to time add other property to the trust estate. The Trustee agrees to accept and hold any such additional property, provided that the Trustee may lawfully do so and provided that it is of the character normally acceptable by trustees generally, whether such property is conveyed or delivered to the Trustee or whether it is devised or bequeathed to the Trustee by will.

                                    SECTION 2

                           RIGHTS RETAINED BY GRANTOR

        2.1 The Grantor may revoke this Agreement or, from time to time, amend its terms. Any revocation or amendment shall be effective upon receipt by the Trustee of a writing executed by the Grantor.

        2.2 The Grantor may withdraw from time to time, upon prior written notice to the Trustee, any or all of the property which constitutes the trust estate.

        2.3 The Grantor may sell, assign or hypothecate any policies of insurance which may from time to time be part of the trust estate, exercise any option or privilege granted by any of such policies, borrow any sum in accordance with the provisions of any of such policies and receive all payments, dividends, surrender values, benefits or privileges of any kind which may be available under any of such policies.

        2.4 The Grantor reserves the right, so long as the Grantor is not incompetent or incapacitated, to approve any investments, reinvestments or changes in investments which the Trustee may from time to time recommend. If, however, the Trustee notifies the Grantor in writing

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of the Trustee's recommendation for investments, reinvestments or changes in investments and the Grantor fails to reply to the Trustee within five days from the date of such notice, either by telephone, telegram, mail or in person, the Trustee may proceed to make any investments, reinvestments or changes in investments about which the Trustee has notified the Grantor.

                                    SECTION 3

                      DISTRIBUTIONS DURING LIFE OF GRANTOR

        3.1 If, at any time during the life of the Grantor, the trust estate includes any income producing assets, the Trustee shall pay the net income to the Grantor at least quarter-annually, or in such other manner as directed by the Grantor in writing.

        3.2 During any time when the Grantor is incapacitated or incompetent, the Trustee shall have full power, in the Trustee's sole discretion, to use the net income and principal of the trust for the support, maintenance and medical care of the Grantor and the Grantor's wife, Catherine C. Miller. Any net income not currently used for such purposes shall be accumulated and added to principal.

                                    SECTION 4

                       DISTRIBUTIONS UPON DEATH OF GRANTOR

        4.1 Upon the death of the Grantor, the trust estate, including all amounts of undistributed income (even though accrued or accumulated by the Trustee prior to the Grantor's death), any part of the Grantor's estate as may be distributed to the Trustee and all other property which is or becomes part of the trust estate, shall be held and distributed as herein provided.

        4.2 Upon demand in writing by the Executor or Administrator of the Grantor's estate, the Trustee shall pay to such Executor or Administrator an amount equal to all, or such part as is demanded, of the following: the Grantor's debts; expenses of the Grantor's last illness; funeral and burial expenses; expenses of administering the Grantor's estate; and bequests under the Grantors' will. If no Executor or Administrator is acting, the Trustee may pay directly any of the above-described amounts. Such amounts shall not be paid from assets which are excluded from the Grantor's gross estate for Federal estate tax purposes.

        4.3 If the Grantor's wife, Catherine C. Miller, survives him, the Trustee shall divide the trust assets which remain after deducting amounts otherwise paid or set apart to be paid as provided in Section 4.2 ("the residue of the trust estate") into four parts designated Trust A, Trust B, Trust C and Trust D as follows:

                4.3.1 Trust A shall be a separate trust held under Section 5. It shall consist of assets selected by the Trustee having a value equal to the largest amount, if any, that can pass free of


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Federal estate tax, taking into account the unified credit and the state death tax credit but no other credit, reduced by the value (as finally determined for Federal estate tax purposes) of all property included in the Grantor's gross estate passing other than under this Section 4.3 (whether by Grantor's Will, other provisions of this Agreement or otherwise) which does not qualify for the Federal estate tax marital deduction or charitable deduction, and reduced further by any charges to principal that are not deducted in computing the Grantor's Federal estate tax (other than any estate, inheritance or similar taxes due by reason of the Grantor's death which are imposed by any governmental authority). In addition, if the residue of the trust estate includes any property which is excluded from the Grantor's gross estate for Federal estate tax purposes, such property (less the expenses' including taxes, if any, incurred in connection with the receipt of such property) shall be added to Trust A as principal.

                4.3.2 Trust B shall be a separate trust held under Section 6 and shall consist of one-third of the assets which remain available for distribution under this Section 4.3 after deducting any amounts required to be set aside under Section 4.3.1.

                4.3.3 Trust C shall be a separate trust held under Section 7 and shall consist of one-third of the assets which remain available for distribution under this Section 4.3 after deducting any amounts required to be set aside under Section 4.3.1.

                4.3.4 Trust D shall be a separate trust held under Section 8 and shall consist of one-third of the assets which remain available for distribution under this Section 4.3 after deducting any amounts required to be set aside under Section 4.3.1.

                4.3.5 Notwithstanding Sections 4.3.2, 4.3.3 and 4.3.4, if the Grantor's wife, Catherine C. Miller, (or, in the event of her death, her Executor) shall disclaim all or any portion of Trusts B, C or D, such disclaimed property shall be added to Trust A held under Section 5. In that event, with respect to the disclaimed property, Catherine C. Miller shall have all rights provided in Trust A except the special power of appointment under Section 5.3.

        4.4 If the Grantor's wife, Catherine C. Miller, does not survive him, the residue of the trust estate shall be distributed as provided in Section 9.

        4.5 Upon demand in writing by the Executor or Administrator of the Grantor's estate, the Trustee shall pay to such Executor or Administrator an amount equal to all, or such part as is demanded, of the estate, inheritance or similar taxes due by reason of the Grantor's death which are imposed by any governmental authority. If no Executor or Administrator is acting, the Trustee may pay directly any of such taxes. Such taxes shall not be paid from assets which are excluded from the Grantor's gross estate for Federal estate


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tax purposes. If the Grantor's wife does not survive him, such taxes shall be paid from the residue of the trust estate, prior to division and distribution as provided under Section 9. If the Grantor's wife survives him, such taxes shall be paid from Trust A, except that (a) If the Grantor's Executor or Administrator fails to make the election so that any portion of Trust B fails to qualify for the Federal estate tax marital deduction, then the Federal estate tax due by reason of the Grantor's death shall be paid from the assets of that portion of Trust B for which the marital deduction was not elected to the extent that those assets are sufficient and otherwise from Trust A; or (b) If the taxes required hereunder to be paid from Trust A should exhaust Trust A, the amount thereof which cannot be paid from Trust A shall first be charged to Trust B, and if the assets allocated to Trust B are insufficient to pay any portion thereof, the balance shall be divided equally between Trust C and Trust D.

        4.6 For the purposes of this Agreement, the Grantor's wife, Catherine C. Miller, shall be deemed to have survived the Grantor, any presumption of law notwithstanding, if she survives him for any period, or if there is no evidence as to the order of their deaths.

                                    SECTION 5

                                     TRUST A

        5.1 The Trustee shall, in its sole discretion, pay to Catherine C. Miller, at such times as the Trustee determines, all or such part of the net income of Trust A as the Trustee determines to be necessary to support and maintain her in the manner to which she has become accustomed. In making any such decisions, the Trustee shall consider her other income and means of support known to the Trustee, and resolve any doubts in favor of generous and liberal support for her. If all of the net income is not paid to Catherine C. Miller, the Trustee may, in its sole discretion, distribute all or any part of such undistributed income to any one or more of the Grantor's issue in such shares as the Trustee determines, or the Trustee may accumulate and add to principal all or any part of such undistributed income.

        5.2 If, in the sole opinion of the Trustee, the net income of Trust A is insufficient to support and maintain Catherine C. Miller in the manner to which she has become accustomed, considering her other income and means of support known to the Trustee, the Trustee may, in its sole discretion, distribute to her as much of the principal of Trust A as the Trustee determines is necessary for such purposes, provided that the Trustee shall not distribute principal of Trust A to her at any time when principal is available for distribution to her from Trust B under Section 6.2 or Trust C under Sections 7.2 or 7.3 or Trust D under Section 8.1.

        5.3 Catherine C. Miller shall nave full power to appoint, effective at the date of her death, the entire principal and any undistributed income of Trust A, or any portion thereof, to any person or persons or to any corporation or corporations, in such proportions or shares as she may designate, provided, however, that no such appointment shall be made to herself, her estate, her creditors or the creditors of her estate.

        5.4 Trust A shall terminate upon the death of Catherine C. Miller. Upon termination the Trustee shall distribute the principal and any undistributed income of Trust A in such manner as Catherine C. Miller may have appointed in exercise of the power given her under Section 5.3. Any part remaining unappointed shall be distributed as provided in Section 9.


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                                    SECTION 6

                                     TRUST B

        6.1 The Trustee shall pay the net income of Trust B to Catherine C. Miller at least quarter-annually during her life.

        6.2 If, in the sole opinion of the Trustee, the net income of Trust B is insufficient to support and maintain Catherine C. Miller in the manner to which she has become accustomed, considering her other income and means of support known to the Trustee, the Trustee may, in its sole discretion, distribute to her as much of the principal of Trust B as the Trustee determines is necessary for such purposes. In such event, if any portion of Trust B falls to qualify for the Federal estate tax marital deduction, the Trustee shall distribute for such purposes principal of Trust B with respect to which the election was made, or if none, other principal of Trust B, provided, however, that in no event shall other principal of Trust B be distributed when there is available for distribution principal of Trust C or Trust D.

        6.3 Trust B shall terminate upon the death of Catherine C. Miller. Upon termination any undistributed income accrued or accumulated by the Trustee prior to termination of Trust B shall be distributed to the estate of Catherine
C. Miller, and the remaining assets of Trust B shall be distributed as provided in Section 9.

                                    SECTION 7

                                     TRUST C

        7.1 The Trustee shall pay the net income of Trust C to Catherine C. Miller at least quarter-annually during her life.

        7.2 Catherine C. Miller shall have the power to withdraw, at any one time or from time to time, any part or all of the principal of Trust C upon first giving written notice to the Trustee of her intention to withdraw.

        7.3 If, in the sole opinion of the Trustee, the net income of Trust C is insufficient to support and maintain Catherine C. Miller in the manner to which she has become accustomed, considering her other income and means of support known to the Trustee, the Trustee may, in its sole discretion, distribute to her as much of the principal of Trust C as the Trustee determines is necessary for such purposes.

        7.4 Catherine C. Miller shall have full power to appoint, effective at the date of her death, the entire principal and any undistributed income of Trust C, or any portion thereof, to her estate, or to any person or persons or any corporation or corporations.


                                        5

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        7.5     Trust C shall terminate upon the death of Catherine C. Miller.
Upon termination the principal and any undistributed income (even though accrued or accumulated by the Trustee prior to her death) of Trust C shall be distributed in such manner as Catherine C. Miller may have appointed in exercise of the power given her under Section 7.4. Any part remaining unappointed shall be paid as follows: The Trustee shall pay to the Executor or Administrator of her estate such sum as may be required for the payment of any estate, inheritance or similar taxes imposed by any governmental authority by reason of her death and by reason of her possession of the general power of appointment with respect to the assets of Trust C, over and above the amount of such taxes which would have been payable upon her death from her estate had the assets of Trust C not been included in the determination of such taxes. The balance of the unappointed principal and undistributed income of Trust C shall be distributed as provided in Section 9.

                                    SECTION 8

                                     TRUST D

        8.1 The Trustee shall, in its sole discretion, pay to Catherine C. Miller or apply for her use or benefit all or any part of the net income and principal of Trust D as the Trustee deems appropriate at such times as the Trustee deems appropriate. Any net income not paid to Catherine C. Miller shall be accumulated and added to principal.

        8.2 Trust D shall terminate upon the death of Catherine C. Miller. Upon termination the Trustee shall distribute the principal and any undistributed income of Trust D to the estate of Catherine C. Miller.

                                    SECTION 9

              DISTRIBUTION UPON DEATH OF GRANTOR AND GRANTOR'S WIFE

        9.1 Upon the death of the last to die of the Grantor and the Grantor's wife, Catherine C. Miller, any trust assets which are required to be distributed as provided in this Section 9 shall be divided into as many equal shares as there are children of the Grantor then living and deceased children of the Grantor with issue then living. One such equal share shall be held under
Section 9.2 as a separate trust for the benefit of each then living child of the Grantor. One such equal share shall be distributed, per stirpes, to the then living issue of each deceased child of the Grantor, subject to Section 9.3.

        9.2 If any of the Grantor's children who becomes entitled to all or any share of the residue of the trust estate at the time of the Grantor's death or all or any share of the principal and undistributed income of any trust or held hereunder upon its termination is under age 35 at the time set for distribution to him, his share shall not be distributed to him directly, but shall be held by the Trustee as a separate trust for his benefit as follows:


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                9.2.1   The Trustee shall pay the net income of the trust to the
child for whom the trust is held at least as often as quarter-annually during his life.

                9.2.2 If, in the sole opinion of the Trustee, the net income of the trust is insufficient to provide for the support, comfort, maintenance, education and medical care of the child for whom the trust is held, considering his other income and means of support known to the Trustee, the Trustee may, in its sole discretion, distribute principal of the trust for such purposes. The word "education" when used in this Agreement may include private schooling, college or university education and, in an appropriate case, post-graduate education, and also, without limitation, all tuition, board, lodging, fees, travel expenses and other expenses incidental thereto.

                9.2.3 The trust shall terminate as to one-fourth of the principal thereof on the date when the child for whom the trust is held attains age 25; as to one-half of the balance of the principal thereof on the date when such child attains age 30; and as to the remaining principal and any undistributed income thereof on the date when such child attains age 35; and distribution shall be made to such person of the shares indicated on such dates. If, in the sole opinion of the Trustee, the trust estate has at any time been so reduced as to make it uneconomical or otherwise impractical to continue to hold it in trust, the trust shall terminate and the Trustee shall distribute the principal, and any undistributed income thereof to the child for whom the trust is held, outright and free of trust. If at the time the trust is established the child for whom the trust is held has attained age 25 but has not yet attained age 35, the Trustee shall distribute directly to such child the share of the trust estate as to which the trust would have terminated if it had been established when such child was under age 25 and continued to the date it is in fact established, and the Trustee shall hold the balance of the trust estate for such child under the terms and conditions hereof. If the child for whom the trust is held dies before receiving distribution of all of the principal and any undistributed income of the trust, the trust shall terminate on the date of his death, and the Trustee shall distribute the principal and any undistributed income thereof to his then living issue, per stirpes, subject to Section 9.3, or if none, to the Grantor's then living issue, per stirpes, provided that any share of the trust estate required to be distributed to a child of the Grantor shall be subject to this Section 9.2, and any share of the trust estate required to be distributed to a more remote issue of the Grantor shall be subject to
Section 9.3.

        9.3 If any issue of the Grantor more remote than a child who becomes entitled to all or any share of the residue of the trust estate at the time of the Grantor's death or all or any share of the principal and undistributed income of any trust held hereunder upon its termination is under age 21 at the time set for distribution to him or her, his or her share shall not be distributed to him or her directly, but shall continue to be held by the Trustee as a separate trust for his or her benefit as follows: The Trustee shall pay as much of the net income and, if necessary, principal of the trust as it deems appropriate at such times as it deems appropriate to provide for the support, comfort, maintenance, education and medical care of the person for whom the trust is held. Any net income not currently required for such purposes shall be accumulated and added to the principal of the trust. The trust shall terminate on the first to occur of the following: the date when the person for whom the trust is held attains age 21; the date of death of such person; and the date when, in the sole


                                        7

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opinion of the Trustee, the trust estate has been so reduced as to make it uneconomical or otherwise impractical to hold it in trust. Upon termination of the trust, the Trustee shall distribute the principal and any undistributed income thereof to the person for whom the trust is held, if living, or if not, to his or her estate.

        9.4 Solely for purposes of investment convenience, the Trustee may hold and invest the assets of the separate trusts held under this Section 9 as a unit, without physically dividing them, until actual division becomes necessary in order to make distribution, and in such case the Trustee shall allocate to each separate trust its proportionate part of receipts and expenditures. If at any time there shall be held under Section 9.2 or Section 9.3 more than one trust for the same person, the trusts for such person under such section shall be combined and treated as on trust estate.

                                   SECTION 10

                               GENERAL PROVISIONS

        10.1 The Trustee shall have the following powers, in addition to authority the Trustee may have under the laws of any state, which the Trustee may exercise without order of court:

                10.1.1  To collect, pay and compromise debts and claims.

                10.1.2 To borrow money, including authority for a corporate Trustee to borrow from itself in its nonfiduciary capacity.

                10.1.3 To sell real and personal property, publicly and privately; to give options to buy real and personal property for any length of time; to lease real and personal property for any term; to mortgage real property; to pledge personal property; and to execute and deliver instruments to effectuate such powers.

                10.1.4 To retain property received by the Trustee (including securities issued by a corporate Trustee or its affiliate), regardless of whether such property is authorized by law for investment by fiduciaries; and to invest and reinvest the proceeds of the sale of such property, and cash, in whatever property the Trustee deems reasonable (including participation in any common trust fund established and maintained by a corporate Trustee for collective investment of fiduciary funds), whether or not the investment is authorized by law for investment by fiduciaries. A corporate Trustee may invest in securities issued by it or its affiliate only at the written direction of the Grantor during his lifetime or, after his death, at the written direction of the primary income beneficiary of the trust for which such securities are purchased, the parent, guardian or custodian to act for any beneficiary who is not competent to act. The provisions of this Section 10.1.4 shall be subject to
Section 2.4.

                10.1.5 To exercise and not exercise, as the Trustee deems reasonable, rights of ownership incident to securities that the Trustee may hold, including rights to vote, give proxies


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and execute consents, provided that securities issued by a corporate Trustee or its affiliate shall be voted by the Grantor during his lifetime or, after his death, by the primary income beneficiary of the trust to which such securities are allocated, the parent, guardian or custodian to act for any beneficiary who is not competent to act.

                10.1.6 To sell or issue call options against any security or asset now or hereafter held in the trust estate, including without limitation the sale or issuance of any option which is traded on the Chicago Board Options Exchange, the American Exchange or any other Exchange; to take any and all action as may be, in the Trustee's opinion, necessary or advisable in connection with the sale or issuance of such options, including the execution and delivery of escrow receipts; and to purchase any call option, including the re-purchase of any call option which the Trustee may have sold, even if at a loss.

                10.1.7  To hold property in the name of a nominee.

                10.1.8 To sell property to and to borrow funds from one trust in favor of another trust established by this Agreement as if dealing with outside interests.

                10.1.9 To permit any beneficiary of any trust to enjoy the use of any residential real estate and tangible personal property from the date of the Grantor's death which the Trustee may receive in kind. The Trustee shall not be liable for any consumption, damage, injury to or loss of property so used, nor shall the beneficiaries of any such trust be liable for any non-negligent consumption, damage, injury to or loss of property so used.

                10.1.10 To hold, retain and continue to operate any business interest received, whether organized as a sole proprietorship, partnership (general or limited) or corporation, for such time and in such manner as the Trustee may deem advisable, without liability on the part of the Trustee for any losses resulting therefrom; to dissolve, liquidate or sell at such time and upon such terms as the Trustee may deem advisable; to use the assets of the trust estate for the purposes of the business; to use the income from such business for business purposes, including but not limited to the establishing of additional reserve and depreciation accounts, establishing funds for future expansion and growth and such other business purposes as the Trustee may deem advisable; to borrow money for business purposes and to pledge or encumber the assets of the business or other assets of the trust estate to secure a loan; to employ such officers, managers, employees or agents as the Trustee may deem advisable in the management of such business, including electing representatives of the Trustee to take part in the management of such business as directors, officers or employees, and any such representatives of the Trustee may receive compensation for their services in addition to the fee to which the Trustee may be entitled for the Trustee's services in the administration of the trusts held hereunder; and to have such additional powers as may be necessary to enable the Trustee to continue or to dispose of any such business interest.

        10.2 No person leasing or purchasing property from or lending money to or otherwise dealing with any trust and no transfer agent requested to transfer corporate securities to or from any


                                        9

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trust need inquire as to the purpose of the lease, sale, loan, transfer or assignment or see to the application of the proceeds, and the receipt of the Trustee shall be a complete acquittance and discharge of such person for the amount paid.

        10.3 The Trustee is authorized to distribute trust assets in cash or in kind, or partly in each. When the Trustee is required to make a division of trust assets and to distribute such assets either to separate trusts created hereunder (such as Trust A, Trust B, Trust C and Trust D) to beneficiaries outright, or to any combination of trusts and beneficiaries, the Trustee is authorized to make any such division and distribution in such manner as the Trustee shall determine. If the Trustee determines not to divide real property, the Trustee may convey undivided interests therein. The Trustee need not divide each trust asset proportionately among the trusts and beneficiaries entitled to distribution. The Trustee may select specific assets for allocation to one trust or beneficiary to the exclusion of the others so long as each trust and beneficiary receives the share to which he, she or it is entitled of the fair market value of the trust assets which are the subject of such division and distribution. If it is necessary for the Trustee to value trust assets for the purposes of division and distribution, each such asset shall be valued at what the Trustee determines to be its fair market value on the date of distribution. Notwithstanding the foregoing, if Trust A, Trust B, Trust C and Trust D are to be established hereunder, assets which do not qualify for the marital deduction shall be allocated to Trust A.

        10.4 The Grantor recognizes that under the Federal tax law applicable at the date of execution of this Agreement there are substantially different tax consequences associated with the numerous tax elections which are required to be made by the Executor or Administrator of the Grantor's estate and by the Trustee which may affect the various beneficiaries in different ways. The Trustee shall not be required to make any compensatory adjustments to any beneficiary by reason of the manner in which any such election was exercised.

        10.5 The administrative and discretionary powers granted the Trustee herein shall be exercised in such a manner as not to diminish in any way the full beneficial enjoyment of the Grantor's wife, Catherine C. Miller, in Trust C nor to restrict her general power of appointment with respect to Trust C, and in the exercise of such administrative and discretionary powers the Trustee shall use the same degree of judgment and care a prudent man would use if he were the owner of the trust assets. If at any time any of the assets allocated to Trust B consist of unproductive property, the Trustee shall convert such unproductive property to income producing property upon written notice from the Grantor's wife.

        10.6 If the Trustee has a reasonable doubt about the manner of allocating any credit or charge to principal or income under applicable law, the Trustee shall have the power, exercisable as a fiduciary in good faith: to determine whether assets received shall be treated as principal or income, provided that distributions of capital gains by regulated investment companies, capital gains on the sale of assets and stock dividends in stock of the declaring corporation shall be allocated to principal; to charge or apportion expenses or losses to principal or income; to establish and maintain reasonable reserves for depreciation, depletion, amortization and obsolescence, and if any portion of the trust estate consists of a wasting asset, to establish and maintain reasonable reserves for such asset; and to amortize or not to amortize both premiums and discounts on investments.

        10.7 The Trustee is authorized to employ legal counsel, investment counsel and other agents in any matter in connection with the administration of any of the trusts, such as agents for the collection of rentals or the management or sale of any of the trust estate. The Trustee may pay such compensation and expenses in connection therewith as the Trustee deems reasonable under the circumstances.

        10.8 The Trustee assumes no responsibility with respect to the validity or enforceability of any policy of insurance delivered or made payable to the Trustee hereunder, nor with respect to the payment of any premiums or other amounts that may be due or may become due on any such policy, nor does the Trustee assume responsibility for doing anything else that may be required in order to keep any such policy in force. Any insurance company which has issued a policy of insurance payable to the Trustee hereunder need not inquire into or take notice of this Agreement, nor see to the application of the proceeds of any such policy or any other amounts paid to the Trustee, and the receipt of the Trustee shall be a complete release and discharge of the insurance company for the amount so paid and shall be binding upon every beneficiary of any trust created hereunder. If a dispute arises with respect to the collection by the Trustee of the proceeds of any such policy, the Trustee shall have authority to compromise such dispute in any manner the Trustee deems to be in the best interests of the trust, and the Trustee may enter into any agreement with respect to such compromise which the Trustee deems appropriate and may release any insurance company from any liability under any such policy. The Trustee need not engage in litigation to collect the proceeds due under any such policy unless and until the Trustee is fully indemnified to the Trustee's satisfaction by beneficiaries of the trust from any liability which may result from such litigation, including obligations incurred by the Trustee for attorney fees, court costs and other expenses incident to such litigation.

        10.9 If the Trustee receives a benefit by reason of the Grantor's death under any plan for employees or for self-employed persons or under an individual retirement account, and if the Trustee may elect to take such benefit either as a lump sum payment or installments over a period of years, the Trustee shall have the sole right to make such election in the manner the Trustee deems best. However, to assist the Trustee in making such election, the following shall serve as general guidelines:

                (a) The Grantor recognizes that under the Federal tax law applicable at the date of execution of this Agreement there are substantially different estate and income tax consequences from the receipt of such benefit, depending upon whether the benefit is paid in a lump sum or in installments. Also, the Grantor recognizes that the decision may involve significant investment considerations and that distribution in a lump sum or in installments may affect various beneficiaries in different ways, totally apart from tax or investment considerations. It is the Grantor's intention that the Trustee exercise such right of election so as to produce what in the Trustee's judgment is the


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

best overall tax and investment result, and not be influenced by the particular wishes or desires of any trust beneficiary.

                (b) The Trustee may utilize any means available to it for calculating the estimated tax consequences of the Trustee's election to receive the benefit in a lump sum or in installments. The Trustee may pay any fees or expenses which may be required to obtain such information. The Trustee shall, however, consider any such information as advisory in nature, it being the Grantor's intention that the Trustee exercise its own judgment based on all facts and circumstances and all information available to the Trustee.

                (c) The Grantor recognizes that it may be difficult for the Trustee to exercise the discretion granted to it, and that the decision is dependent upon subjective as well as objective factors. Therefore, the Grantor expressly exonerates the Trustee from any liability as a result of such decision to any person whomsoever, provided only that the Trustee acts in good faith.

        10.10 If a beneficiary ("Donee") exercises a power of appointment given her under any section of this Agreement, the Donee may appoint the property outright or in trust. If the Donee appoints in trust, she may select a trustee or trustees, establish such administrative powers as she deems appropriate, create different types of interests, including the creation of new powers of appointment, and impose any lawful conditions upon any appointment. A Donee may exercise her power of appointment only by an instrument or instruments in writing (other than a Will) signed in the presence of two witnesses and delivered to the Trustee prior to such Donee's death. If a Donee executes more than one instrument purporting to appoint the same trust property, the instrument last executed in conformity with the foregoing provisions shall be effective with respect to such property.

        10.11 Income or principal of any trust created under this Agreement which becomes payable or is, in the discretion of the Trustee, distributable to any beneficiary who is incapacitated or incompetent may be paid to such beneficiary, despite his or her incapacity or incompetency, to his or her parent or parents, to the guardian or guardians of his or her person or estate, to a custodian for such beneficiary designated by the Trustee, or to any person, corporation or institution for the benefit of such beneficiary, as the Trustee deems reasonable. The receipt of any such payee shall be a complete discharge and release of the Trustee.

        10.12 For all purposes of this Agreement, a person, including the Grantor, shall be considered incapacitated or incompetent if under age 18, or if so declared by a court having jurisdiction, or if such person's personal physician or any two physicians selected by the Trustee shall advise the Trustee of such incapacity or incompetency in writing. Any such incapacity or incompetency established in the first instance by declaration of court may be removed only by such court, or if established in the first instance by such person's personal physician or any two physicians selected as above provided, may be removed by either the personal physician then serving such person or any two physicians selected by the Trustee (who need not be the same two physicians who may have advised the Trustee of such person's incapacity or incompetency).


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

        10.13 The words "child" or "children," when used in this Agreement, shall mean lineal descendants of the first degree only, including an adopted person or persons. The word "issue" shall mean lineal descendants of any degree, including an adopted person or persons.

        10.14 Notwithstanding any other provisions of this Agreement, unless terminated at an earlier date under other provisions hereof, all trusts herein created shall terminate 21 years after the death of the last to die of the Grantor, the Grantor's wife and the Grantor's issue who are living on the date of the termination of the Grantor's power to revoke the trusts established by this Agreement, whether such power terminates by death of the Grantor or otherwise, and thereupon the Trustee shall distribute to the persons then entitled to receive income from any trust the share of the trust from which any such person is then entitled to receive income.

        10.15 Notwithstanding any other provisions of this Agreement, if the Grantor survives his wife and if the Trustee should receive any property under her Last Will and Testament, or any proceeds of insurance policies owned by her on her life, or any other property owned by her and passing to the Trustee by reason of her death, to be added to any trust under this Agreement, the Grantor shall have none of the powers reserved to him under Section 2 with respect to such property, nor shall any such property be used for the purposes set forth in Sections 4.2 and 4.5.

        10.16 Throughout this Agreement words used in the singular or plural shall be read in the plural or singular, and pronouns shall be read in the feminine, masculine or neuter gender, as the facts or context may require to accomplish the purpose intended.

        10.17 This trust has been accepted by the Trustee in the State of Ohio, and all questions pertaining to the trust and its validity and the administration thereof, and to the construction of this Agreement, shall be determined in accordance with the laws of the State of Ohio.

                                   SECTION 11

                                   THE TRUSTEE

        11.1 References in this Agreement to the "Trustee" shall include not only The Central Trust Company, N.A., but also any corporation, which may succeed to its trust business.

        11.2 Upon the written request of the Grantor during his life, The Central Trust Company, N.A., or any Trustee then acting hereunder, shall resign as Trustee as of the date fixed in the request, which shall not be earlier than 30 days after the date of the request, and any Trustee acting hereunder shall have the right to resign upon 30 days' notice to the Grantor, if living, and if not, to all of the beneficiaries then entitled to receive income who are legally competent and to the guardians or custodians of those who are not legally competent. Upon the resignation of any Trustee, voluntarily or involuntarily, the Trustee shall turn over the assets and administration of the trusts then held hereunder to such bank or trust company authorized to do business under the laws of any state or under the National Bank Act of the United States as may be selected by the Grantor, if living and


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


competent, or if not, by such beneficiaries or their guardians or custodians. After the death of the Grantor, if his wife, Catherine C. Miller, survives him, she shall have the same right which the Grantor had during his lifetime to require a Trustee to resign and to designate another bank or trust company as Trustee.

        11.3 For its services in connection with the administration of each trust held hereunder, the Trustee shall be entitled to receive such compensation as is provided for in its current schedule of fees effective from time to time. Unless the Grantor otherwise directs, such compensation shall be charged against income except for compensation on principal distributions which shall be charged entirely against principal.

        11.4 If there shall be included among the assets of any trust held hereunder assets which are located in another state, and if under the laws of such other state the Trustee acting hereunder cannot or will not serve as Trustee of such assets, then the Trustee is authorized, in its sole discretion, to select some individual or corporation authorized to do business in such other state to serve as its agent for purposes of holding title to and/or managing such assets, with all the powers, authorities and duties granted the Trustee under this Agreement. The individual or corporation who serves as agent for such purposes shall be entitled to such compensation as the Trustee and such agent may agree. Such agent shall exercise all powers and authorities with regard to such out-of-state assets after consultation with and at the direction of the Trustee, it being the Grantor's intention to vest in the Trustee the power to supervise and control such agent in the conduct of such office. Such agent shall not participate in decisions relative to other assets of the trust and shall not be required to give bond. If the out-of-state assets are sold, the sale proceeds shall be paid to the Trustee.

        11.5 Any successor Trustee shall have each and every right, privilege, power, discretion, authority and duty of the original Trustee and shall be subject to the same responsibilities. Any successor Trustee shall qualify by executing a written instrument of acceptance of the trusteeship which shall be attached to any counterpart or copy of this Agreement. No bond shall be required of any Trustee for serving as such.

                                   SECTION 12

                             DESIGNATION OF ADVISOR

        12.1 Notwithstanding Sections 10.1.3, 10.1.4 and 10.1.6, after the Grantor's death, the Grantor's son, Lloyd I. Miller, III, if living and competent, shall serve as advisor to the Trustee during any time Trust A, Trust B, Trust C or Trust D is being held hereunder under the following conditions:
The Trustee shall not make any investments, reinvestments or changes in investments of the assets of Trust A, Trust B, Trust C or Trust D without first consulting with and obtaining the advice of the advisor. The Trustee need not act in accordance with the advice and counsel of the advisor, but if it does so, the Trustee shall not be liable to any person for or as a result of any action or failure to act if in accordance with such advice and counsel. No person, firm or corporation


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

dealing with the Trustee shall be bound to see that the provisions of this
Section 12 are complied with, and all such persons, firms and corporations may proceed as if this Section 12 did not appear in this Agreement. The Trustee need not obtain the advice and counsel of the advisor if the Trustee requests such advice and counsel in writing and if the advisor fails to reply to the Trustee within five days from the date of such request by telephone, telegram, mail or in person.

               IN WITNESS WHEREOF, the Grantor and the Trustee have signed duplicates hereof, each of which shall be deemed an original, on the date first above written.

                                               /s/   Lloyd I. Miller
                                              -------------------------
 /s/  James S. Wachs                          Lloyd I. Miller
---------------------------

 /s/  Joyce I. Hoyt
---------------------------
      As to Lloyd I. Miller

                                              THE CENTRAL TRUST COMPANY, N.A.


                                              By: /s/   Joseph D. Landen
                                                  ----------------------------
                                                  Joseph D. Landen, Executive
 /s/  Tai E. Baugher II                                     Vice President
-------------------------------------

/s/   Bertha M. Hall
-------------------------------------
As to The Central Trust Company, N.A.



STATE OF OHIO, COUNTY OF HAMILTON:  SS:

        Before me, the undersigned, a Notary Public in and for said county and state, personally appeared Lloyd I. Miller, who executed the foregoing Agreement as the Grantor and acknowledged the signing thereof to be his voluntary act for the uses and purposes therein contained.

        IN TESTIMONY WHEREOF, I have signed and affixed my seal to this Agreement on September 20, 1983.

                                            /s/  James S. Wachs
                                            ------------------------------------
                                            Notary Public



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